Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Proxy Statement - Prospectus constituting part of this Registration Statement on Form S-4 of Access Solutions International, Inc. of our report dated August 8, 1997, except as to Note 14 which is as of September 12, 1997, relating to the financial statements of Access Solutions International, Inc. which appears in such Proxy Statement - Prospectus. We also consent to the reference to us under the heading "Experts" in such Proxy Statement - Propsectus.


PRICE WATERHOUSE LLP

Boston, Massachusetts
January 9, 1998